Exhibit 99.1

Continental Resources Announces Proved Reserves And Production For 2014

Proved Reserves Total 1.35 Billion Boe at Year-End 2014, a 25% Increase over Year-End 2013

Full-Year 2014 Production Totals 63.6 Million Boe, a 28% Increase over 2013

Fourth Quarter and Full-Year 2014 Earnings Announcement Planned for Tuesday, February 24, 2015

OKLAHOMA CITY, Feb. 3, 2015 /PRNewswire/ — Continental Resources, Inc. (NYSE: CLR) (“Continental” or the “Company”) today announced proved reserves of 1.35 billion barrels of oil equivalent (Boe) at December 31, 2014, an increase of 267 million barrels of oil equivalent (MMBoe) or 25% compared with year-end 2013. Year-end 2014 proved reserves were 83% operated by the Company, 36% proved developed producing (PDP), and 64% crude oil. Continental has grown its proved reserves at a compound annual growth rate of 39% per year since year-end 2010.

PDP reserves increased 21% from year-end 2013 to 490 MMBoe at December 31, 2014. The Company had 2,994 gross (1,565 net) proved undeveloped (PUD) locations at year-end 2014. The Bakken accounted for 82% of PUD locations at year-end. Continental’s year-end 2014 proved reserves had a net present value discounted at 10% (PV-10) of $22.8 billion, a 13% increase over PV-10 of $20.2 billion for year-end 2013 proved reserves.

The Bakken accounted for 866 MMBoe of Continental’s year-end 2014 proved reserves, with a PV-10 value of $15.2 billion. SCOOP Woodford and SCOOP Springer accounted for 370 MMBoe of 2014 proved reserves, a 72% increase over proved reserves of 215 MMBoe at year-end 2013. The PV-10 value of the Company’s SCOOP proved reserves was $5.5 billion at year-end 2014.

Harold G. Hamm, Chairman and Chief Executive Officer, commented, “2014 marks the 7th straight year since our IPO we have consistently delivered significant reserve and production growth. Our core assets in the Bakken of North Dakota and SCOOP Woodford/Springer in Oklahoma continue to provide exceptional results and are a testament to the quality of the base assets and the ability of our teams. Our SCOOP Woodford discovery in 2009 has grown into one of the best new plays in North America along with our discovery announcement in 2014 of the Springer horizontally drilled formation, our Company’s highest rate of return oil play. Our asset quality and resource inventory are world-class.”

Production Grows 28% Year-Over-Year

Estimated total production for full-year 2014 was 63.6 MMBoe, an increase of 28% compared to full-year 2013. Crude oil accounted for 70% of total production, or 44.5 million barrels, in 2014. Estimated natural gas production for the year was 114.3 billion cubic feet. The Company reached a new net production milestone of 200,000 Boe per day in late December 2014.

Fourth Quarter 2014 and Full-Year 2014 Earnings Announcement and Conference Call

Continental plans to announce fourth quarter 2014 and full-year 2014 earnings on Tuesday, February 24, 2015, following the close of trading on the New York Stock Exchange. The Company plans to host a conference call to discuss earnings results on Wednesday, February 25, 2015, at 12 p.m. ET (11 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date:	12 p.m. ET, Wednesday, February 25, 2015
Dial in:	888-895-5271
Intl. dial in:	847-619-6547
Pass code:	38844848

A replay of the call will be available for 30 days on the Company’s website or by dialing:

Replay number:	888-843-7419
Intl. replay	630-652-3042
Pass code:	38844848

Non-GAAP Financial Measure

The Company’s PV-10 value, a non-GAAP financial measure, is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable financial measure computed using U.S. GAAP. PV-10 generally differs from Standardized Measure because it does not include the effects of income taxes on future net revenues. The Company believes the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to proved reserves held by companies without regard to the specific income tax characteristics of such entities and is a useful measure of evaluating the relative monetary significance of crude oil and natural gas properties. Investors may utilize PV-10 as a basis for comparing the relative size and value of the Company’s proved reserves to other companies. PV-10 should not be considered as a substitute for, or more meaningful than, the Standardized Measure as determined in accordance with U.S. GAAP. Neither PV-10 nor Standardized Measure represents an estimate of the fair market value of the Company’s crude oil and natural gas properties.

The Company has not provided a reconciliation of its PV-10 to Standardized Measure in this release because final income tax information for 2014 is not yet available. The Company will provide its customary reconciliation of PV-10 to Standardized Measure in its forthcoming Form 10-K for the year ended December 31, 2014 to be filed with the SEC.

About Continental Resources

Continental Resources (NYSE: CLR) is a Top 10 independent oil producer in the United States and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and one of the largest producers in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company also has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP Springer discoveries and the Northwest Cana play. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and is a strong free market advocate in favor of lifting of the domestic crude oil export ban. In 2015, the Company will celebrate 48 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, returns, budgets, costs, business strategy, objectives, and cash flow, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable and based on reasonable assumptions, no assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements described under Part I, Item 1A. Risk Factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, registration statements and other reports filed from time to time with the Securities and Exchange Commission (“SEC”), and other announcements the Company makes from time to time.

The Company cautions readers these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for, and development, production, and sale of, crude oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling, completion and production equipment and services and transportation infrastructure, environmental risks, drilling and other operating risks, lack of availability and security of computer-based systems, regulatory changes, the uncertainty inherent in estimating crude oil and natural gas reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, and the other risks described under Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the

Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company, or persons acting on its behalf, may make.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Contact:	Media Contact:
John J. Kilgallon	Kristin Thomas
Vice President, Investor Relations	Vice President, Public Relations
405-234-9330	405-234-9480
John.Kilgallon@CLR.com	Kristin.Thomas@CLR.com